SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: May 16, 2005
(Date of Earliest Event Reported)

INCOME OPPORTUNITY REALTY
INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	001-14784 (Commission File No.)	75-2615944 (I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)

214-750-5800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01. Other Events
SIGNATURES

Section 8 – Other Events

Item 8.01. Other Events

     Sunset Management LLC Litigation. On October 5, 2004, Sunset Management LLC (“Sunset”) filed a complaint as a purported stockholders’ derivative action on behalf of Transcontinental Realty Investors, Inc. in the United States District Court for the Northern District of Texas, Dallas Division, against American Realty Investors, Inc., and others (including Income Opportunity Realty Investors, Inc. [“IOT” or the “Company”]). Sunset’s complaint filed as Case No. 304CV02162-B raised a number of allegations previously raised by Sunset in four other cases. All of the Defendants, on November 8, 2004, filed a Motion to Dismiss the case pursuant to Rules 12 and 23.1 of the Federal Rules of Civil Procedure on the basis that Sunset’s allegations were insufficient to evade the stringent demand requirements under the futility exceptions for stockholder derivative actions, and that Sunset could not fairly and adequately represent the interest of other stockholders of Transcontinental Realty Investors, Inc. The Sunset complaint made no real allegations against the Company and sought no specified relief against the Company.

     On May 16, 2005, the United States District Court for the Northern District of Texas, Dallas Division, entered its Memorandum Opinion and Order and Judgment dismissing the purported stockholders’ derivative action. The Court’s Judgment granted the Defendants’ Motion to Dismiss and ordered that Plaintiff Sunset take nothing by its suit. The Court’s Order was entered granting the Motion to Dismiss filed by the Defendants and advised that Sunset had not met the fair and adequate representation test as a proper shareholder representative because Sunset is pursuing separate litigation claims against Transcontinental Realty Investors, Inc. and various other defendants in different lawsuits. The Company is not a party to such other lawsuits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 18, 2005.	INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Robert N. Crouch II

Robert N. Crouch II, Executive Vice President, Chief Financial Officer and Acting Principal Executive Officer